EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement File No. 333-102008 on Form S-8 of Central Vermont Public Service Corporation of our report dated February 20, 2004 appearing in this Annual Report on Form 10-K of Central Vermont Public Service Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 10, 2004